SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                                FORM 8-K



                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                    Date of Report: October 12, 1999


                             W3 GROUP, INC,

           (Exact name of registrant as specified in its charter)


   Colorado                      33-21546-D               84-1108035
    (State or other          Commission File          (IRS Employer
             Jurisdiction of            Number)
                          Identification No.)



           444 Madison Avenue, Suite 1710, New York, NY 10022
         (Address of Principal Executive Offices)    (Zip Code)




   Registrant's telephone number, including area code: (212) 317-0060




                    Concorde Strategies Group, Inc.

       Former Name or Former Address If Changed Since Last Report

Item 1.  Change in Control of Registrant.

     (a) On September 20,, 1999 the registrant filed Articles of Share Exchange with the Colorado Secretary of State, reflecting a change in control of the registrant pursuant to the consummation as of October 1, 1999 of the Agreement and Plan of Share Exchange ("Agreement") between the registrant and W3 Group, Inc., a Delaware Corporation, dated April 21, 1999.

     Pursuant to the Agreement, which was approved by shareholders at a special meeting of shareholders on August 12, 1999, (i) the registrant has issued 3,275,000 restricted shares of Common Stock, on a post reverse split basis, in exchange for all of the outstanding stock of W3 Group, Inc.;
(ii) all outstanding shares of Common Stock were subjected to a 1 for 30 reverse split as of September 30, 1999, such that as of October 1, 1999 there were 3,401,667 shares issued and outstanding; (iii) as of October 1, 1999 the directors and officers of the registrant elected the following persons to the board of directors and to serve as officers:

               Name                               Position

                         P. Richard Sirbu                        Presid
                                                                 ent
                                                                 and
                                                                 the
                                                                 Chief
                                                                 Execut
                                                                 ive
                                                                 Office
                                                                 r,
                                                                      D
                                                                      i
                                                                      r
                                                                      e
                                                                      c
                                                                      t
                                                                      o
                                                                      r

          Thomas C. Hushen                   Senior Vice President, Chief
                                             Operating Officer,
                                                                           S
                                                                           e
                                                                           c
                                                                           r
                                                                           e
                                                                           t
                                                                           a
                                                                           r
                                                                           y
                                                                           ,
                                                                           D
                                                                           i
                                                                           r
                                                                           e
                                                                           c
                                                                           t
                                                                           o
                                                                           r

               Robert Gordon       Executive Vice President

               Martin I. Saposnick                Director of Strategic
                                                  Planning, and Director

               Joseph J. Messina             Director

     Robert Gordon, William C. Hayde, and David Vigor resigned as Directors of the registrant; Robert Gordon, the former President of the registrant was elected Executive Vice President; and Gera Laun, the former Secretary resigned, effective October 1, 1999.

     (iv) the name of the registrant was changed to W3 Group, Inc. ; and
(v) the registrant may change its legal domicile from Colorado to Delaware at a subsequent date.

     Pursuant to the closing of the Agreement, W3 Group, Inc. has become a wholly-owned subsidiary of the registrant, and the business of the registrant shall be the acquisition and development of Internet related companies.

     The above five new officers and directors to whom the registrant issued 2,475,000 (post reverse split) shares of Common Stock had acquired the shares of W3 Group, Inc. (a Delaware corporation) which were exchanged for 2,475,000 shares of the registrant, for a total of $24,750 cash (their personal funds). The balance of 800,000 (post reverse split) shares of Common Stock were issued by the registrant to minority shareholders in exchange for 800,000 shares of W3 Group, Inc. (a Delaware corporation). None of the minority shareholders own more than 1.53 percent of the total shares outstanding.

     (b) In connection with the acquisition of W3 Group, Inc., as of October 1, 1999, three new directors were elected (Mr. Sirbu, Mr. Hushen, and Mr. Saposnick), and new shares of common stock were issued by the registrant to an entity controlled by Mr. Sirbu, and to entities controlled by Mr. Saposnick and Mr. Messina and to Mr. Hushen, and Mr. Gordon, all of whom constituted the principal shareholders of W3 Group, Inc. before the acquisition. The election of such three persons as directors, and the issue of more stock, constitutes a change in control of the registrant, even though entities controlled by Mr. Saposnick and Mr. Messina, and by Mr. Gordon individually, previously owned stock in the registrant. The percentage of issued and outstanding shares of Common Stock of the registrant owned by (i) each officer and director of the registrant and the officers and directors of the registrant as a group, are stated below. All numbers are stated on a 1 for 30 post-reverse stock split basis (approved by shareholders on August 12, 1999) which was effected on October 1, 1999.


Name and Address of           Number of Shares of
Beneficial Owner              Common Stock Owned        Percent of Class

Sirbu Enterprises, LLLP a          625,000               18.37%
Colorado Limited Liability
Limited Partnership  (1) *
   16414 Sandstone Drive
     Morrison, CO 90465

Wilmont Holdings Corp.(2) *        630,000               18.52%
     444 Madison Avenue, Suite
     1710
     New York, NY 10022


Lomar Corp.(3) *                   625,000               18.37%
     444 Madison Avenue, Suite
     1710
     New York, NY 10022


Thomas C. Hushen*                  500,000               14.70%
     33278 Bluebell Circle
     Evergreen, CO 80439

Robert Gordon *                    103,667                3.04%
     444 Madison Avenue, Suite
     1710
     New York, NY 10022

Dunhill Limited (4) *                3,333                0.10%
   444 Madison Avenue
   New York, NY 10022

Remsen Group, Ltd. (5) *             5,000                0.15%
   21 Schermerhorn Street
   Brooklyn, NY 11201

Ameristar Group Incorporated        22,500                0.66%
(6) *
   444 Madison Avenue
   New York, NY 10022

Officers and Directors           2,514,500               73.92%
as a Group (5 Persons)

* Officer and/or Director

(1) Sirbu Enterprises, LLLP, a Colorado Limited Liability Limited Partnership is privately owned and controlled equally by P. Richard Sirbu, Chairman and CEO, and President of the Company and his wife Karen K. Sirbu.
(2) Wilmont Holdings Corp. is a privately held corporation principally owned and controlled by Joseph J. Messina, a Director of the Company.
(3) Lomar Corp. is privately held corporation principally owned and controlled by Martin I. Saposnick, a Director of the Company.
(4) Dunhill Limited is a privately held corporation principally owned and controlled by Joseph J. Messina and Martin I. Saposnick, Directors of the Company.
(5) Remsen Group, Ltd. is a privately held corporation principally owned and controlled by Martin I. Saposnick, a Director of the Company.
(6) Ameristar Group Incorporated is a privately held corporation principally owned and controlled by Joseph J. Messina and Martin I. Saposnick, Directors of the Company.

Item 2.  Acquisition or Disposition of Assets.

   As described under Item 1, the registrant has acquired W3 Group, Inc. as a wholly owned subsidiary. The only assets acquired in connection with the transaction consist of minimal cash.

   The registrant divested itself of its sole operating subsidiary, L'Abbigliamento, Ltd., under the terms of a Termination Agreement, effective as of March 31, 1999, and previously reported on Form 10-QSB for the three months ended March 31, 1999. Pursuant to the terms of such Agreement, which was approved by shareholders on August 12, 1999, the subsidiary resumed operations as an independent company and returned to the registrant all of the Class A Preferred Shares in exchange for all of the subsidiary's capital stock held by the registrant. The former subsidiary will repay its outstanding indebtedness to the registrant in the principal amount of $158,000 in five equal monthly payments of $1,300, plus 55 monthly payments of $1,700, which payments shall be inclusive of interest at the rate of six percent per annum, to be followed by a final payment at the end of aforesaid term equal to the sum of any accrued but unpaid interest due thereon plus the entire unpaid principal amount.

Item 7.  Financial Statements and Exhibits.

   (a) and (b) Financial statements of the acquired company, W3 Group, Inc., and pro forma financial information will be filed by amendment to this Form 8-K Report before the expiration of 60 days from the date this initial Form 8-K Report was required to be filed.

   (c) Exhibits.

       The Agreement and Plan of Share Exchange(1) and Termination Agreement with L'Abbigliamento, Ltd.(2) are filed herewith.

                               SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 1999                        W3 GROUP, INC.

                                          By: /s/ P. Richard Sirbu
                                          P. Richard Sirbu, Chairman and CEO

EXHIBIT 1          Agreement and Plan of Share Exchange

This Agreement and Plan of Share Exchange ("Agreement"), dated as of
April 21, 1999, is entered into by and between (i) Concorde Strategies Group, Inc., Inc., a Colorado corporation ("Concorde"); (ii) W3 Group, Inc., a Delaware corporation ("W3"); and (iii) P. Richard Sirbu, Joseph J. Messina, Martin I. Saposnick, Thomas C. Hushen, Robert Gordon (hereafter together the "W3 Shareholders"), with the same business address as W3.

                               R E C I T A L S

A. The Exchange and Subsequent Reverse Split. As of the Effective Time (as defined in Section 1.4), the parties intend for Concorde to acquire all of the 3,275,000 issued and outstanding shares of Common Stock of W3 ("W3 Shares"), in exchange for 3,600,000 shares of the Common Stock of Concorde ("Concorde Shares"). The Concorde Shares shall be voting stock and shall be restricted from transfer without registration under the Securities Act of 1933, as amended (the "1933 Act"). The parties acknowledge that the Concorde Shares shall be issued in individual certificates, in the names of the current W3 Shareholders and in such amounts as shall equal with the same proportion of ownership in the Concorde Shares that each W3 Shareholder currently has with respect to all W3 Shares presently outstanding. Each W3 Shareholder shall, at or prior to the time of delivery of such certificates, sign an Investment Letter in form and content acceptable to counsel for Concorde.

It is understood and agreed that the Board of Directors shall, within 5 business days following the execution of this Agreement, approve a plan for the restructuring of the capital stock of Concorde as follows:

 A. Concorde shall effect a reverse split of its currently issued and outstanding shares of Common Stock on the basis of 1 new share for each 30 existing shares so that there will be 120,000 shares of Common Stock issued and outstanding prior to the Closing herein;
 B. The reverse split of Concorde's Common Stock shall also include a special distribution of post split common stock purchase warrants (the "Warrants") to all securities holders of all classes of capital stock and currently outstanding warrants, of record as of the close of business on April 15, 1999, to be distributed on the basis of 1 Warrant for each 10 shares of Common Stock either outstanding or committed to be issued upon the conversion of the presently outstanding Preferred Shares (or the outstanding warrants to purchase Preferred Shares) as follows:
      (i) as of April 15, 1999 there were issued and outstanding 3,600,000 shares of Concorde's Common Stock. The holders of such Common Stock will receive an aggregate of 360,000 Warrants to be distributed in proportion to their ownership of the Common Stock;
      (ii) as of April 15, 1999 there were issued and outstanding shares of Concorde's Series B Preferred Shares which when converted would represent an aggregate of 1,175,000 shares of Common Stock. The holders of such Preferred Shares will receive an aggregate of 117,500 Warrants to be distributed in proportion to their ownership of the Preferred Shares;
      (iii) as of April 15, 1999 there were issued and outstanding warrants to purchase shares of Concorde's Series B Preferred Shares which, when exercised and converted to common stock, represent an aggregate of 422,000 shares of Concorde's Common Stock. The holders of such warrants will receive an aggregate of 42,200 Warrants to be distributed in proportion to their ownership of the warrants to purchase Preferred Shares;
      (iv) the warrants to be so distributed will be for a period of two (2) years from the date of their issue and are to be callable at a price of $.001 per warrant by Concorde upon 30 days prior written notice to all holders thereof. However, the Warrants may only be called after (1) the Concorde Common Shares have traded at a "bid" price of at least $7.50 per share for a period of 10 consecutive trading days or (2) a letter of intent is entered into with an underwriter for a public offering of Concorde's securities.
 C. The Warrants shall each represent the right to purchase 1 share of Common Stock at a price of $6.00 per share during the exercise period, including any notice period in the event the Concorde elects to call the Warrants as permitted herein;
 D. Following the preliminary approval of the foregoing structure of Concorde's capital stock by the Board of Directors, Concorde shall take all required action to have the foregoing approved by its shareholders.

In addition to the approval of the foregoing reverse split and warrant issuance, Concorde shall also amend its Articles of Incorporation to change the name to W3 Group, Inc., may at a subsequent date change its domicile from Colorado to Delaware and to take such additional action as may be required by Concorde's Articles or By-Laws.

B. Tax Structure of the Transaction. It is the intention of the parties that for federal income tax purposes the exchange of Concorde Shares for the W3 Shares as contemplated under this Agreement (hereafter referred to as the "Exchange") shall qualify as a tax free "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

C. Approvals. The respective Boards of Directors of Concorde and W3 have determined that this Agreement is in the best interests of Concorde and W3, as the case may be, and its respective shareholders, and have duly approved this Agreement and authorized its execution and delivery.

Now, Therefore, in consideration of the premises and of the representations, warranties, covenants, and agreements set forth herein, the parties agree as follows:

                                  Article I

                    The Exchange; Closing; Effective Time

1.1 The Exchange. Subject to the terms and conditions of this Agreement, at the Effective Time (hereinafter defined), Concorde and W3 and the W3 Shareholders shall consummate the Exchange by which W3 shall become a 100 percent owned subsidiary of Concorde, without change in the separate existence of W3 as an operating corporation under the laws of the State of Delaware. The Exchange shall have the effects specified in Section 7-111-102(4) of the Colorado Business Corporation Act ("CBCA").

1.2 Effective Time. Promptly after all conditions to consummation of this Agreement have been satisfied, Concorde shall prepare and file Articles of Share Exchange with the Colorado Secretary of State, pursuant to CBCA
Section 7-111-105. The Effective Time of the Exchange shall be the time and date of such filing.

1.3 Closing. The closing of the Exchange ("Closing") shall take place at the offices of W3, 444 Madison Avenue, Suite 1710, New York, New York 10022, at 10:30 a.m. on the first business day on which all the conditions set forth in this Agreement (other than those that are waived by the party for whose benefit such conditions exist) can be fulfilled, or at such other place and/or time and/or on such other date to which the parties agree. The date upon which the Closing shall occur is herein called the "Closing Date."

                                Article II

           Articles of Incorporation and Bylaws of Concorde and W3

2.1 Articles of Incorporation. The Articles of Incorporation of Concorde, and of W3, in existence as of the date of this Agreement shall not be affected by the Exchange as of the Closing Date. A proposed amendment to the Articles of Incorporation of Concorde shall have been submitted to, and approved by, the shareholders of Concorde for approval prior to the Closing Date, as set forth in Section 7.3(v) of this Agreement. After the Closing Date, Concorde shall change its name to W3 Group, Inc. or similar name.

2.2 Bylaws. The Bylaws of Concorde, and of W3, as of the date of this Agreement shall not be affected by the Exchange.

                                 Article III

                  Directors and Officers of Concorde and W3

3.1 Directors. At the Closing, the current directors of Concorde shall elect new directors of Concorde, and thereafter the current directors of Concorde shall resign. The directors of W3 shall remain in office.

3.2 Officers. The current officers of Concorde shall resign as of the Closing, and new officers shall be appointed by the new directors of W3.

                                 Article IV

  Exchange Consideration; Conversion or Cancellation of Shares in the
                                Exchange

4.1 Exchange Consideration; Conversion or Cancellation of Shares. At the Effective Time, by virtue of the Exchange and without any further action on the part of any W3 Shareholder, except for his execution of this Agreement prior to the Closing Date, all of the W3 Shares shall be exchanged for Concorde Shares, at the rate of one Concorde Share for one W3 Share. From and after the Effective Time, Concorde shall own all the outstanding W3 Shares.

                                  Article V

                      Representations and Warranties

5.1 Representations and Warranties of W3 and Concorde. W3 hereby represents and warrants to Concorde, and Concorde represents and warrants to W3 that:

a. Corporation Organization and Qualification. Each is a corporation duly organized and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it requires such qualification, except for any such failure so to qualify or be in good standing which is not reasonably likely to have a Material Adverse Effect. "Material Adverse Effect" means an effect which would be materially adverse to the properties, business, financial condition, results of operations or prospects of W3 or Concorde. Each corporation has the requisite corporate power and authority to carry on its business as is now being conducted. Each has made available to the other complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to date.

b.  Capital Stock.

 (i) Concorde. Concorde has an authorized capital stock of 100,000,000 preferred shares, no par value, and 500,000,000 common shares, no par value. There are 940,000 shares of Series B Convertible Preferred Stock, 337,600 Series B Convertible Stock Purchase Warrants, and 3,600,000 common shares issued and outstanding as of the date of this Agreement. There will be 120,000 shares of Common Stock of Concorde issued and outstanding as of the Closing Date. All issued and outstanding shares of Common Stock of Concorde have been duly authorized and validly issued and are fully paid and nonassessable. Concorde has outstanding no bonds, debentures or other obligations the holders of which have any right to vote with the shareholders of Concorde on any matter. Concorde has issued and outstanding no bonds, debentures or other obligations which are convertible or exchangeable into or which are exercisable for securities of Concorde having the right to vote.

 (ii) W3. W3 has an authorized capital stock of 10,000,000 shares of Common Stock, $.01 par value, of which 3,275,000 are issued and outstanding. All issued and outstanding shares of W3 Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. W3 has outstanding no bonds, debentures or other obligations the holders of which have any right to vote with the shareholders of W3 on any matter. W3 has issued and outstanding no bonds, debentures or other obligations which are convertible or exchangeable into or exercisable for securities of W3 having the right to vote.

c. Corporate Authority. Subject only to the approval of this Agreement by the holders of the issued and outstanding shares of Common Stock of W3 and Concorde, W3 and Concorde each has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein.

d.  Governmental Filings; No Violations.

 (i) Other than filings required to be made by Concorde under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a filing with the Securities and Exchange Commission ("SEC") of a notice on Form D of the SEC promulgated under the 1933 Act, no notices, reports or other filings are or will be required to be made by Concorde or W3 with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Concorde or W3 from any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign, in connection with this Agreement, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

 (ii) The execution, delivery and performance by Concorde or by W3 of this Agreement does not, and the consummation by either corporation of any of the transactions contemplated herein will not, constitute or result in (x) a breach or violation of, or a default under, its Articles of Incorporation or Bylaws, or (y) a breach or violation of, or acceleration or creation of a security interest or other encumbrance on its assets pursuant to any material agreement, lease or other obligation or any law, ordinance, regulation or judgment or decree or permit to which it is subject.

e.  Reports; Financial Statements; No Undisclosed Liabilities.
 (i) At the closing, Concorde will deliver to W3 each report, prepared by it since its inception through December 31, 1998 (the "Reports") and filed with the SEC. As of their respective dates, the Reports of Concorde did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the Concorde financial statements included or incorporated by reference into its Reports fairly present the financial position of Concorde as of the date and for the periods set forth therein, in each case in accordance with generally accepted accounting principles.

 (ii) At the closing, W3 will deliver to Concorde unaudited financial statements prepared by W3 for the period from inception through March 31, 1999. The W3 financial statements fairly present the financial position of W3 as of the date and for the period set forth therein, in accordance with generally accepted accounting principles.

 (iii) To the knowledge of its executive officers, except as disclosed in the Reports of Concorde, or in the case of W3 as disclosed in the W3 financial statements, neither corporation has any liabilities, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

 (iv) Since its inception, Concorde has filed with the SEC on a timely basis (including any extended filing date allowed by SEC Rule 12b-25) all required quarterly, annual and interim Reports.

f. Absence of Certain Events and Changes. Except as disclosed in its Reports filed with the SEC prior to the date of this Agreement, since December 31, 1998 Concorde has conducted its business only in the ordinary and usual course, and there has not been any change or development which is reasonably likely to result in a Material Adverse Effect. W3 has conducted its business only in the ordinary and usual course, and there has not been any change or development which is reasonably likely to result in a Material Adverse Effect.

g. Compliance with Laws. Each has complied with all applicable laws, regulations, ordinances, judgments, orders or decrees applicable to it or its business, except where the failure to comply is not reasonably likely to have a Material Adverse Effect. To the knowledge of its officers, each has all permits and has made all filings, applications, and registrations with governmental or regulatory bodies that are required in order to permit it to carry on business as presently conducted, except for such failures which are not reasonably likely to have a Material Adverse Effect.

h. Title to Assets. Each has good and marketable title to its assets (other than leased property), including intellectual property assets in the case of W3, except for such defects in title that are not reasonably likely to have a material adverse effect, and in the case of Concorde except for such title matters as are disclosed in its Reports.

i. Litigation. In the case of Concorde, except as disclosed in its Reports filed with the SEC prior to the date hereof, and in the case of W3, except as disclosed in its financial statements or otherwise as has been disclosed in writing to Concorde, there are no suits, investigations or proceedings pending or, to the knowledge of its executive officers, threatened against it that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Except, in the case of Concorde, as may be disclosed in its Reports, and in the case of W3, as may have been disclosed in writing to Concorde, there are no judgments or outstanding injunctions, or awards against it, its properties or business, which are reasonably likely to have a Material Adverse Effect.

j. Taxes. All material federal, state, local and foreign tax returns required to be filed by or on behalf of it have been timely filed or requests for extensions have been timely filed and any such extension requests have been granted and not have expired. All such filed returns are complete and accurate in all material respects. All material taxes required to be shown on returns filed by it have been paid in full or have been recorded on its balance sheet and statement of earnings or income (in accordance with generally accepted accounting principles). As of the date of this Agreement, in the case of Concorde, there is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes of it that, individually or in the aggregate, is reasonably likely to have a material adverse effect. All material taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or have been recorded on its balance sheet and statement of earnings or income (in accordance with generally accepted accounting principles).

k. Employee Benefits. The Reports filed by Concorde with the SEC, and the W3 financial statements, disclose all bonus, deferred compensation, retirement, employee stock ownership, and other stock plans, as well as all material employment or similar provisions in any consulting plan.

l. Brokers and Finders. Neither Concorde nor W3 has employed any broker or finder in connection with the Exchange.

5.2   Additional Representations and Warranties of W3 and the W3
Shareholders.  W3 represents and warrants to Concorde that:

 a. W3 Business Plan. The W3 Business Plan will be carefully prepared by the officers and directors of W3 and delivered at the closing.

 b. Each W3 Shareholder represents and warrants to Concorde as follows:

      (i) He is acquiring the Concorde Shares for his account as a principal, for investment purposes only. No other person has an indirect beneficial interest in such shares.

      (ii) He understands that the offer and sale of the Concorde
      Shares, by Concorde, pursuant to this Agreement is intended to be exempt from registration under the 1933 Act by virtue of
      Section 4(2) of the Act.

      (iii) He has the financial ability to bear the economic risk of the investment in Concorde and he has no current need for liquidity with respect to the investment;

      (iv) He has read and understood the W3 Business Plan, this Agreement, and the Reports of Concorde filed by Concorde with the SEC. He acknowledges that the Concorde Shares are "restricted securities" under the 1933 Act, and accordingly cannot be resold absent registration under the 1933 Act or the availability of an exemption from such registration, which would have to be established to the reasonable satisfaction of Concorde.

                                 Article VI

                                  Covenants

6.1 Interim Operations. Concorde and W3 each covenants and agrees that from and after the date hereof until the Closing Date, or the termination of this Agreement, except as the other party otherwise consents or as otherwise may be contemplated by this Agreement:

 a.. W3 will continue to develop and implement its business, as set forth in the W3 Business Plan to be delivered to Concorde at the closing.

 b. Concorde will continue to maintain existing relations with its stock transfer agent and audit firm.

 c. Neither W3 nor Concorde will (i) amend its Articles of Incorporation or Bylaws; (ii) split, combine or reclassify any outstanding capital stock except as contemplated by this Agreement;
 (iii) declare, set aside or pay any dividend with respect to its capital stock; or (iv) repurchase shares of capital stock or securities convertible or exercisable for capital stock.

 d. Neither W3 nor Concorde will not issue any shares of, or securities convertible or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock.

 e. Neither W3 nor Concorde will not sell, mortgage or dispose of property or assets or encumber any property or assets or incur or modify any indebtedness or other liability other than in the ordinary course of business.

 f. In the case of Concorde, except as required by agreements disclosed in its Reports or otherwise disclosed in writing to W3, and in the case of W3 except as required by agreements disclosed in the W3 financial statements or otherwise disclosed in writing to Concorde, grant severance or termination pay to a director or officer.

6.2 Information Supplied. W3 agrees that none of the information to be supplied by it to Concorde concerning the W3 Business Plan, or the officers or directors or holders of more than 5% of the outstanding securities of W3, or other information relating to W3, for use by Concorde in filing Reports, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.3 Filing of Concorde Form 8-K Report. Concorde agrees to promptly prepare and file with the SEC a Current Report on Form 8-K upon the execution and delivery of this Agreement by the parties, including financial information about W3 and pro forma financial information, as required by Form 8-K and the rules of the SEC.

6.4 Access. Each party agrees to afford each other party's officers and other authorized representatives access until the Closing Date to its properties, books and records, and furnish information concerning its business, properties and personnel as may be reasonably requested. Each party will not use information obtained for any purpose unrelated to the transactions contemplated by this Agreement.

6.5 Notification of Certain Matters. Each party will give prompt notice to the other party of any event that is reasonably likely to result in any Material Adverse Effect.

6.6 Publicity. W3 acknowledges Concorde will control distribution to the public of information concerning this Agreement and the transactions hereunder.

6.7 Expenses. Each party shall pay its own expenses in connection with the Exchange.

                                 Article VII

  Conditions to Closing, Closing Procedures, and Post-Closing Matters

7.1 Conditions to Each Party's Obligation to Effect the Reorganization. The respective obligations of Concorde and W3 to consummate the Exchange are subject to the following conditions.

 (a) Any consent or approval of third persons required for or in connection with this Agreement shall have been obtained.

 (b) No material litigation shall have been initiated against either party.

 (c) The representations and warranties of each party set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

7.2  Closing Procedures.  At the Closing,

 (a) Certificates for the shares of Common Stock of Concorde in the names of the officers, directors, and certain other persons shall be delivered to counsel to Concorde.

 (b) Certificates of Representations and Warranties by the officers of W3 shall be delivered to Concorde, and Certificates of Representations and Warranties by the officers of Concorde shall be delivered to W3, in each instance confirming the representations and warranties made by W3 and Concorde as of the date of this Agreement.

 (c) Concorde shall deliver to counsel for W3 the resolutions of the board of directors of Concorde (i) approving the execution and delivery of this Agreement; (ii) authorizing the issuance of the Concorde Shares to the shareholders of W3; (iii) authorizing the reverse stock split and all other action required to be performed under this Agreement.

 (d) Counsel to Concorde shall deliver to W3, and counsel to W3 shall deliver to Concorde, their respective legal opinions to the effects that:

      (i) Concorde, or W3, is a corporation duly organized and in good standing in the jurisdiction of its incorporation and all issued and outstanding shares have been, and in the case of Concorde, the Concorde Shares to be issued at the Closing Date will be, issued as fully paid and nonassessable shares of the Common Stock of the corporation;

      (ii) The board of directors of each corporation has duly authorized this Agreement, and the exhibits hereto, and this Agreement is a valid agreement and is enforceable against the corporation (except in the event of proceedings commenced in bankruptcy or under other insolvency laws). The consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the corporation, or any note, indenture, mortgage, deed of trust or other agreement or instrument (however characterized or described) to which the corporation or its property is bound, or any law, order, or regulation known to such counsel of any agency, arbitration tribunal or court, domestic or foreign, having jurisdiction over the corporation or its property.

7.3  Post-Closing Procedures.  After the Closing,

 (a) Counsel for Concorde shall file the Articles of Exchange with the Colorado Secretary of State.

 (b) Counsel for W3 shall file such instruments or documents with the Delaware Secretary of State as may be required by the General
 Corporation Law of the State of Delaware.

 (c) The board of directors of Concorde shall elect new officers for Concorde, and shall notify the stock transfer agent (Corporate Stock Transfer, Inc., Denver, Colorado) of the change in directors and officers of such corporation.

                                Article VIII

                                 Termination

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Effective Time by the mutual consent of the boards of directors of W3 and Concorde.

8.2 Termination by Either W3 or Concorde. This Agreement may be terminated and the reorganization may be abandoned by action of the board of directors of either W3 or Concorde if the Exchange shall not have been consummated by June 30, 1999.

8.3 Effect of Termination and Abandonment. If this Agreement is terminated pursuant to this Article VIII, no party shall have liability or further obligation to any other party, except for liability resulting from material and willful breach of any covenant, or the material falsity of any representation and warranty, contained herein. Each party shall bear its own expenses in the event of termination absent material and willful breach of any covenant, or the material falsity of any representation and warranty, contained herein.

                                Article IX

                          Miscellaneous and General

9.1 Survival. Only those agreements and covenants of the parties that by their express terms apply in whole or in part after the Effective Time, including but not limited to the Lockup Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed only to be conditions of the Exchange and shall not survive the Effective Time.

9.2 Modification or Amendment. At any time prior to the Closing Date, the parties may modify or amend this Agreement, by written agreement executed and delivered.

9.3 Waiver of Conditions. The conditions to each party's obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part.

9.4 Counterparts. This Agreement may be executed in any number of separate counterparts.

9.5 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.6 Notices. Any notice or document to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally upon confirmation of receipt, or on the third business day following the date of mailing if delivered by certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to other instructions agreed upon.

      a.  If to W3:
           W3 Group, Inc.
           16414 Sandstone Drive
           Morrison, CO 80465

      b.  If to Concorde:
           Concorde Strategies Group, Inc.
           444 Madison Avenue, Suite 1710
           New York, New York 10022

9.7 Entire Agreement. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise.

9.8 Captions and Exhibits. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof. The specific terms of any exhibit to this Agreement shall control the subject matter thereof, and shall supersede the description of the effect or operation any exhibit contained in the principal text of this Agreement.

9.9 Specific Performance. In the event of actual or threatened default in or breach of any term of this Agreement, the party which is or is to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its rights under this Agreement, in addition to other rights and remedies at law or in equity. All such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss, and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

9.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or otherwise not enforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner substantially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

9.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer any benefit, right or remedies on any person except for the parties hereto.

9.12 Legal Proceedings. In the event of litigation hereunder, the prevailing party shall be entitled to recover, as part of the judgment on the dispute, reasonable attorneys' fees, and all costs of investigation and all court costs, from the adverse party or parties.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the corporate parties hereto, and by the other parties to this Agreement, on the date first above written.

W3 Group, Inc.                 Concorde Strategies Group, Inc.

/s/ Thomas C. Hushen                     /s/ Robert Gordon

By: Thomas C.  Hushen                    By: Robert Gordon
 Chief Operating Officer            President

W3 Shareholders
/s/ P. Richard Sirbu
P.  Richard Sirbu

/s/ Thomas C. Hushen
Thomas C.  Hushen

/s/ Joseph J. Messina
Joseph J.  Messina

/s/ Martin I. Saposnick
Martin I.  Saposnick

/s/ Robert Gordon
Robert Gordon

              Amendment to Agreement and Plan of Share Exchange

An Agreement and Plan of Share Exchange ("Agreement"), dated April 21, 1999, was entered into by and between (i) Concorde Strategies Group, Inc., Inc., a Colorado corporation ("Concorde"); (ii) W3 Group, Inc., a Delaware corporation ("W3"); and (iii) P. Richard Sirbu, Joseph J. Messina, Martin
I. Saposnick, Thomas C. Hushen, Robert Gordon (hereafter together the "W3 Shareholders").

The Boards of Directors of Concorde and W3 have agreed to the following amendment to said Agreement:

Article VIII, 8.2 Termination by Wither W3 or Concorde. This Agreement may be terminated and the reorganization may be abandoned by action of the board of directors of either W3 or Concorde if the exchange shall have not been consummated by August 31, 1999.

All other terms and conditions of the Agreement remain the same.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the corporate parties hereto, and by the other parties to this Agreement, on June 15, 1999.

W3 Group, Inc.                           Concorde Strategies Group, Inc.

/s/ Thomas C. Hushen                     /s/ Robert Gordon

By: Thomas C.  Hushen                    By: Robert Gordon
      Chief Operating Officer                   President

W3 Shareholders

/s/ P. Richard Sirbu
P.  Richard Sirbu

/s/ Thomas C. Hushen
Thomas C.  Hushen

/s/ Joseph J. Messina
Joseph J.  Messina

/s/ Martin I. Saposnick
Martin I.  Saposnick

/s/ Robert Gordon
Robert Gordon

            Amendment to Agreement and Plan of Share Exchange

An Agreement and Plan of Share Exchange ("Agreement"), dated April 21, 1999, was entered into by and between (i) Concorde Strategies Group, Inc., Inc., a Colorado corporation ("Concorde"); (ii) W3 Group, Inc., a Delaware corporation ("W3"); and (iii) P. Richard Sirbu, Joseph J. Messina, Martin
I. Saposnick, Thomas C. Hushen, Robert Gordon (hereafter together the "W3 Shareholders").

The Boards of Directors of Concorde and W3 have agreed to the following amendment to said Agreement, as amended on June 15, 1999:

Article VIII, 8.2 Termination by Wither W3 or Concorde. This Agreement may be terminated and the reorganization may be abandoned by action of the board of directors of either W3 or Concorde if the exchange shall have not been consummated by October 31, 1999.

All other terms and conditions of the Agreement remain the same.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the corporate parties hereto, and by the other parties to this Agreement, on August 26, 1999.

W3 Group, Inc.                           Concorde Strategies Group, Inc.

/s/ Thomas C. Hushen                     /s/ Robert Gordon
By: Thomas C.  Hushen                    By: Robert Gordon
      Chief Operating Officer                   President

W3 Shareholders

 /s/ P. Richard Sirbu
P.  Richard Sirbu

 /s/ Thomas C. Hushen
Thomas C.  Hushen

 /s/ Joseph J. Messina
Joseph J.  Messina

 /s/ Martin I. Saposnick
Martin I.  Saposnick

 /s/ Robert Gordon
Robert Gordon

EXHIBIT 2                  TERMINATION AGREEMENT

AGREEMENT, made and entered into this 5th day of May, 1999, by and between:

CONCORDE STRATEGIES GROUP, LTD. ("Concorde"), a corporation existing under the laws of Delaware, with its principal office located at 444 Madison Avenue, Suite 1710, New York, NY 10022 hereinafter also referred to as the "Company"; and

L'ABBIGLIAMENTO, INC., a corporation existing under the laws of the state of New York with an address at 55 Plaza Road, Lawrence, NY 11559, hereinafter "L' Abbigliamento"; and

MICHELINA VISTA, ("Shareholder") with an address at 116-17 149th Avenue, Ozone Park, NY 11420, all of whom are sometime referred to as "the Parties."

                          W I T N E S S E T H

WHEREAS, pursuant to the terms of a certain Agreement and Plan of Reorganization dated March 19, 1996, Concorde acquired 100% of the capital voting stock of L'Abbigliamento from Shareholder in exchange for 100% of the Company's Class A Convertible Redeemable Preferred Stock (the
"Preferred Shares"); and

WHEREAS, The Company completed the aforesaid acquisition on September 16, 1996 on which date the Preferred Shares were duly issued to Shareholder; and

WHEREAS, The Company and L'Abbigliamento have mutually agreed that it would be in the best interest of all the parties hereto, and of the shareholders of Concorde, to reverse the acquisition of L'Abbigliamento by Concorde upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.  Cancellation of Acquisition.   Management of Concorde and
  L'Abbigliamento have mutually elected to rescind and cancel the acquisition of L'Abbigliamento by Concorde effective the date hereof.


2.  Return of Shares.   Upon the execution of this Agreement it is
  understood and agreed that Shareholder shall return to Concorde 100% of the Preferred Shares in exchange for which Concorde shall deliver to Shareholder 100% of the L'Abbigliamento capital stock held by it.

3. Repayment of Loan. The parties hereto acknowledge and confirm that,as of the date hereof, L'Abbigliamento is indebted to Concorde in the principal amount of $158,000 (the "Loan"). It is understood and agreed that the Loan shall be repaid as follows:

  A. Term. The Loan shall be repaid by L'Abbigliamento in sixty (60) monthly installments as follows: five (5) equal monthly payments of $1300.00, plus fifty five (55) equal monthly installments of $1700.00, which payments shall be inclusive of interest at the rate of six (6%) percent per annum, to be followed by a final payment at the end of the aforesaid term equal to the sum of any accrued but unpaid interest due thereon plus the entire unpaid principal amount.
  B. Application of Payments. All payments made by L'Abbigliamento shall be first applied to the payment of any late charges, next to the payment of accrued interest through the date of payment with the balance thereof to be applied to the reduction of the principal amount.
  C. Payment Date. The parties agree that the aforesaid monthly payments shall be due and payable on the first business day of each month, commencing on May 1, 1999 and continuing monthly thereafter until the end of the term hereof at which time the entire remaining unpaid principal amount shall be due and payable.
  D. Grace Period and Late Charges. L'Abbigliamento shall have a grace period of ten (10) days following the due date within which to make each monthly payment. Thereafter, in its discretion, Concorde may serve upon L'Abbigliamento a written notice advising that the payment due has not been made and providing that unless all past due payments are made within five
       (5) days after receipt of said notice the entire unpaid principal amount shall be due and payable.

4. Other Obligations. The parties acknowledge that Concorde remains liable pursuant to a guarantee of payment made to State Bank in connection with certain outstanding loans that are being paid according to their terms by L'Abbigliamento (the "Bank Loan"). L'Abbigliamento and Shareholder hereby confirm and agree to make all payments required to be made pursuant to the Bank Loan and hereby agree to indemnify and hold Concorde free and harmless from and against all liability, damages or losses of whatsoever nature and kind related to the performance by L'Abbigliamento of its obligations under the Bank Loan.

5.  Law, Service of Process and Waiver of Trial by Jury. This Agreement
  is governed by the laws of the State of New York.   Any legal action or
  proceeding arising out of or relating to this Agreement may be instituted only in the Courts of the state of New York or of the United States of America for New York, and the parties hereto hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding. The parties further each consent and agree that service of process in any such action may be made by certified or registered mail addressed to each party at the address set forth herein, or as may be changed from time to time in writing, return receipt requested. In any action or proceeding relating to the rights or obligations under this Agreement, or for the collection of any payment(s) due hereunder, the parties hereby waives the right to a trial by jury.

6. Warranties, Representations and Covenants By The Company. To induce the L'Abbigliamento and Shareholder to enter into this Agreement and with full knowledge that the warranties, representations and covenants herein are being relied upon in entering this Agreement, the Company warrants, represents and covenants that:

  6.1 Organization. Concorde is validly organized and exists in good standing under the laws of the State of Delaware. It has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.


  6.2 Qualification to Do Business. Concorde is qualified as a foreign corporation in good standing in each state in which such qualification is necessary except where the failure to be so qualified would not materially adversely affect its business, operations, properties, assets or condition (financial or otherwise);

  6.3 Litigation. Concorde is not involved in any pending litigation or governmental investigation or proceeding, and to the best of its knowledge, no material litigation, claim, assessment or governmental investigation or proceeding is threatened which might reasonably be expected to result in any material liability to Concorde or which questions the validity of this Agreement, or might reasonably be expected to otherwise adversely affect Concorde, or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement;

  6.4 Compliance With Law. Concorde has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operation, and no contingent liabilities have been threatened, or claims made or threatened with respect thereto, including claims for violation of any state or federal securities laws and there is no basis for any such claim or liability except in all such cases for violations and claims which individually or in the aggregate would not materially adversely affect Concorde or the conduct of its business;

  6.5 Corporate Authority. Concorde has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby and the compliance by Concorde with the provisions hereof will not: (i) conflict with or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the material property or assets of Concorde under any of the terms, conditions or provision of its Certificate of Incorporation or By-Laws or any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Concorde or any of its properties or assets.

  6.6 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

7. Warranties, Representations and Covenants By The Company. To induce Concorde to enter into this Agreement and with full knowledge that the warranties, representations and covenants herein are being relied upon in entering this Agreement, L'Abbigliamento warrants, represents and covenants that:

  7.1 Organization. L'Abbigliamento is validly organized and exists in good standing under the laws of the State of New York. It has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

  7.2 Qualification to Do Business. L'Abbigliamento is qualified as a foreign corporation in good standing in each state in which such qualification is necessary except where the failure to be so qualified would not materially adversely affect its business, operations, properties, assets or condition (financial or otherwise);

  7.3 Litigation. L'Abbigliamento is not involved in any pending litigation or governmental investigation or proceeding, and to the best of its knowledge, no material litigation, claim, assessment or governmental investigation or proceeding is threatened which might reasonably be expected to result in any material liability or which questions the validity of this Agreement, or might reasonably be expected to otherwise adversely affect L'Abbigliamento, or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement;

  7.4 Compliance With Law. L'Abbigliamento has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operation, and no contingent liabilities have been threatened, or claims made or threatened with respect thereto, including claims for violation of any state or federal securities laws and there is no basis for any such claim or liability except in all such cases for violations and claims which individually or in the aggregate would not materially adversely affect L'Abbigliamento or the conduct of its business;

  7.5 Corporate Authority. L'Abbigliamento has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby and the compliance by it with the provisions hereof will not: (i) conflict with or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the material property or assets of L'Abbigliamento under any of the terms, conditions or provision of its Certificate of Incorporation or By-Laws or any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to L'Abbigliamento or any of its properties or assets.

  7.6 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

8. Saving Clause. In case any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration or geographic scope, activity or subject matter, including but not limited to any rate of interest being deemed to be excessive or beyond the highest such rate permitted by applicable law, then, in such event, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

9. CHANGES IN WRITING. This Agreement may be changed only in writing and only if the writing is signed by the party to be charged with such change or modification.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CONCORDE STRATEGIES GROUP, LTD.

By: _/s/ Robert Gordon____
  Robert Gordon, President

L'ABBIGLIAMENTO, INC.

By: /s/ Paolo Vista  ______
  Paolo Vista, President

/s/ Michelina Vista  ____
MICHELINA VISTA